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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the accompanying Annual Report on Form 10-K/A (Amendment No. 1) of I-Sector Corporation for the year ending December 31, 2004, we, James H. Long and Brian Fontana, Chief Executive Officer and Chief Financial Officer of I-Sector Corporation , herby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief, that:

      1. such Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of I-Sector Corporation.

April 11, 2005

/s/ James H. Long
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James H. Long

Chairman and Chief Executive Officer

/s/ Brian Fontana
-------------------------------------
Brian Fontana

Chief Financial Officer